Exhibit 10.3
AMENDMENT TO 2003 EMPLOYEE LONG TERM INCENTIVE
AND SHARE AWARD PLAN
     AMENDMENT, dated May 7, 2008, to the Delphi Financial Group, Inc. (the “Company”) 2003 Employee Long Term Incentive and Share Award Plan, as amended to date (the “Plan”).
     By action of the Board of Directors of the Company duly taken on the above-referenced date, the Plan is hereby amended as follows:
     1. The text of Section 4(c) of the Plan is hereby amended and restated in its entirety to read as follows:
“Subject to any required action by the Company’s stockholders, the number of Shares covered or represented by each outstanding Award, and the price per Share of any Option so covered, shall automatically be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (including but not limited to a stock split effected in the form of a stock dividend) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. In addition, in the event that the Committee shall determine that any reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event not covered by the preceding sentence, affects the Shares or the value thereof such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including but not limited to the adjustment, in such manner as it may deem equitable, of any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, subject to the limitations set forth in Section 3(d) and Section 7 hereof, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.”
     2. The text of Section 5(b)(iv) of the Plan is hereby amended and restated in its entirety to read as follows:
“Death or Disability. Unless otherwise specified in an Award Agreement, in the event a Participant shall die or become disabled while in the employ of the Company, a Subsidiary or an Affiliate, all of such Participant’s outstanding Options shall become exercisable, and all of such outstanding Options may be exercised at any time within one (1) year after the Participant’s death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Participant or a representative, or in the case of death, by the executors or administrators of the Participant or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. Whether a Participant shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.”
     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed on the Company’s behalf.

DELPHI FINANCIAL GROUP, INC.
By:	/s/ Chad W. Coulter
Chad W. Coulter
Secretary